         Exhibit 99.1

GP Strategies Corporation Signs Asset Purchase Agreement with Toshiba American Energy Systems Corporation to Sell EtaPRO® Business

Columbia, MD. May 10, 2021. GP Strategies Corporation (NYSE: GPX), a global provider of workforce transformation solutions has reached an agreement with Toshiba America Energy Systems Corporation (“TAES”), an affiliate of Kawasaki, Japan-based Toshiba Energy Systems & Solutions Corporation (“Toshiba ESS”), for them to acquire its EtaPRO® business.

TAES will acquire the rights to the EtaPRO® name and brand as well as the entirety of GP Strategies’ interests in the EtaPRO® software platform pursuant to an asset purchase agreement. The purchase includes the EtaPRO® trademarks and intellectual property rights, all customer contracts related to EtaPRO®, and all of its related services such as maintenance and remote monitoring. Upon closing, TAES will integrate EtaPRO® employees into its operations and will continue operating existing EtaPRO® office locations.

As a long-time partner of GP Strategies, Toshiba ESS has been deploying EtaPRO® technology to many of its power generation customers. Toshiba ESS understands the value of EtaPRO® technology and is eager to incorporate EtaPRO® into its global cyber-physical systems and digital transformation strategy. “EtaPRO® is a perfect complement to our product portfolio and we’re thrilled to welcome them to our team,” said Takao Konishi, Director and Senior Vice President at Toshiba ESS. “By bringing Toshiba ESS and EtaPRO® together, we’ll significantly expand our suite of power generation services and digital solutions to our clients worldwide.”

“Joining with Toshiba will enable the EtaPRO® business to innovate faster and more globally,” said Richard DesJardins, GP Strategies Senior Vice President and EtaPRO business leader. “This improves the scalability and functionality of the EtaPRO® platform across both traditional and renewable power generating technologies.”

“This transaction reaffirms GP Strategies’ commitment to strategic deals that position all involved parties for future success,” said GP Strategies’ CEO Adam Stedham. “I am confident this deal will be very positive and generate significant value for EtaPRO® employees and clients, Toshiba and GP Strategies.”

Toshiba Group is currently in Phase 2 of its strategic "Toshiba Next Plan," which emphasizes strong growth through infrastructure services. This acquisition will enable TAES and Toshiba ESS to provide one-stop solutions with greater service efficiency to its customers through the integration of digital technologies from the EtaPRO® platform. This new offering will enhance Toshiba’s current servicing and maintenance solutions for turbines and equipment for power generation.

Closing of the transaction is subject to customary closing conditions, including a review by the Committee on Foreign Investment in the United States (CFIUS), and is anticipated to occur by the third quarter of 2021.

This news release contains forward-looking statements.  The forward-looking statements contained herein include, but are not limited to, statements regarding the capabilities and expertise the acquisition brings and the timing of completion of the acquisition.  These forward-looking statements involve risks and uncertainties that could cause TAES’ and GP Strategies’ results to differ materially from management’s current expectations.  Forward-looking statements are based upon the beliefs and assumptions of TAES’ management and GP Strategies’ management and on currently available information.  Neither TAES nor GP Strategies undertakes any responsibility to publicly update or revise any forward-looking statements.

About Toshiba America Energy Systems Corporation
Toshiba America Energy Systems Corporation (TAES), headquartered in West Allis, Wisconsin, with a large manufacturing and service shop, provides turbine/generator equipment and services for the energy industry in the Americas, including thermal, hydro and nuclear power plants. Part of the Energy Systems & Solutions Company within Toshiba Corporation, TAES is proud to provide high-quality, reliable and cost-effective products and services that address current and future power generation needs. For more information please visit http://www.toshiba.com/taes.

About Toshiba Energy Systems & Solutions Corporation
Toshiba Energy Systems & Solutions Corporation is a leading supplier of integrated energy solutions. With its long experience and expertise in wide range of power generating and transmitting systems and energy management technology, the company delivers innovative, reliable and efficient energy solutions across the globe. Split off from Toshiba Corporation (TOKYO: 6502) in October 2017.
https://www.toshiba-energy.com/en/index.htm

About GP Strategies
GP Strategies Corporation (NYSE: GPX) is a global workforce transformation provider of organizational and technical performance solutions. GP Strategies' solutions improve the effectiveness of organizations by delivering innovative and superior training, consulting, and business improvement services customized to meet the specific needs of its clients. Clients include Fortune 500 companies, automotive, financial services, technology, aerospace and defense industries, and other commercial and government customers. Additional information can be found at gpstrategies.com.

About EtaPRO
EtaPRO® is a real-time digital platform for improving the efficiency and reliability of power generating assets through empirical and physics-based digital twin technology combined with traditional vibration frequency analysis for detecting and diagnosing equipment deterioration or operating abnormalities in their earliest stages. EtaPRO is adapted to customer-specific requirements and is used by the global power industry on nearly 700 GW of generation in 40 countries, including thermal, geothermal, hydro, wind, and solar generating technologies.

© 2021 GP Strategies Corporation. All rights reserved.
GP Strategies and GP Strategies with logo design are registered trademarks of GP Strategies Corporation.
# # #

C O N T A C T S:
For further information: GP Strategies Michael Dugan, Chief Financial Officer,
mdugan@gpstrategies.com Candice Hester, Vice President, Investor Relations. chester@gpstrategies.com Toshiba America Energy Systems Corporation, Eddie Temistokle, Eddie.Temistokle@toshiba.com